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                                                                     EXHIBIT 2.1

            Articles of Incorporation of All Nations Catering, Inc.
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                                                                     EXHIBIT 2.1

                           ARTICLES OF INCORPORATION

                                       OF

                           ALL-NATIONS CATERING, INC.

     The undersigned, acting as Incorporator of a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation:

                                   ARTICLE I

     The name of the corporation is ALL-NATIONS CATERING, INC.

                                   ARTICLE II

     The period of its duration is perpetual.

                                  ARTICLE III

     The date and time of the commencement of the corporate existence shall be the date of the filing of these Articles by the Department of State of the State of Florida.

                                   ARTICLE IV

     The purpose of purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which the corporation may be incorporated under the provisions of the Florida General Corporation Act.

                                   ARTICLE V

     The aggregate number of shares which the corporation shall have authority to issue is Seven Thousand Five Hundred (7,500) shares of capital stock. One Dollar ($1.00) par value.
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                                   ARTICLE VI

     The number of directors constituting the initial Board of Directors of the corporation is a minimum of one (1). The number of directors may be increased or diminished from time to time pursuant to the Bylaws of the corporation but shall not be less than one. The name and address of the person who is to serve as director until the first annual meeting of shareholders or until a successor is elected and shall qualify is:

                                  Mark J. Bryn
                                  c/o Reisman & Bryn
                                  1200 Brickell Avenue
                                  8th Floor
                                  Miami, Florida 33131

                                  ARTICLE VII

     The name and address of the incorporator, the initial Registered Agent and the initial registered office is:

                                  Mark J. Bryn
                                  Reisman & Bryn
                                  1200 Brickell Avenue
                                  8th Floor
                                  Miami, Florida 33131

DATED: January 28, 1988.

     IN WITNESS WHEREOF, the undersigned incorporator executed these Articles of Incorporation this 28 day of January, 1988.

                                       /s/ MARK J. BRYN
                                       ------------------------------------
                                       Mark J. Bryn
                                       Incorporator and Initial Registered Agent
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STATE OF FLORIDA    )
                    )ss.
COUNTY OF DADE      )

     The foregoing instrument was acknowledged before me this 28th day of January, 1988 by Mark J. Bryn.

     WITNESS may hand and official seal this 28th day of January, 1988.

                                       /s/ [ILLEGIBLE]
                                       ------------------------------------
                                       Notary Public, State of
                                       Florida at Large

My commission expires:

                                     [SEAL]
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                     CERTIFICATE DESIGNATING RESIDENT AGENT       [STAMP]
                             AND REGISTERED OFFICE

     In accordance with Section 48.091, Florida Statutes, the following is submitted:

                  ALL-NATIONS CATERING INC. desiring to organize under the laws of the State of Florida, hereby designate Mark J. Bryn as its registered agent, located at 1200 Brickell Avenue, 8th Floor, Miami, Florida 33131, to accept service of process.

                                   ACCEPTANCE

     Having been named to accept service of process for the above-stated corporation, the place designated in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                       /s/ MARK J. BRYN
                                       ------------------------------------
                                       Mark J. Bryn